UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

NEWMONT CORPORATION
(Name of Registrant as Specified In Its Charter)

NEWCREST MINING LIMITED
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On July 25, 2023, Newcrest Mining Limited (“Newcrest”) published the following quarterly production report for the three months ended June 30, 2023 that includes, among other matters, information related to the previously announced binding scheme implementation deed with Newmont Corporation (“Newmont”) pursuant to which Newmont has proposed to acquire 100% of the issued shares in Newcrest by way of a scheme of arrangement.

The following is an excerpt from Newcrest’s quarterly production report for the three months ended June 30, 2023:

Quarterly Report For the three months ended 30 June 2023 (figures are unaudited and in US$ except where stated)

Group FY23 gold production and AISC guidance achieved1

. . .

●	Newmont transaction

o	Binding agreement executed for Newmont to acquire 100% of the issued shares of Newcrest, subject to conditions, including Newcrest and Newmont shareholder and regulatory approvals

o	Newcrest Board unanimously recommends shareholders vote in favour of the transaction[6]

o	Transaction expected to establish a clear global leader in gold production by combining two of the world’s largest producers, with a significant and growing exposure to copper

o	Newcrest permitted to pay a franked special pre-completion dividend of up to US$1.10 per share[7]

Newcrest Interim Chief Executive Officer, Sherry Duhe, said, . . . “In May we reached an agreement for Newmont to acquire 100% of the issued shares in Newcrest. The transaction will bring forward significant value to Newcrest shareholders through the recognition of our outstanding portfolio of long-life assets, our material and increasing exposure to copper, and our well-established organic growth pipeline. The combined group will create a clear global leader in gold production, with increased flexibility in project sequencing and growth optionality, and a market leading position in safety and sustainability. Our Board is unanimously recommending that shareholders vote in favour of the proposal which we expect will be implemented by the end of 2023.

. . .

Newcrest Mining Limited – Level 8, 600 St Kilda Road, Melbourne – www.newcrest.com – Quarterly Report to 30 June 2023	1

Corporate

Newcrest enters into binding scheme implementation deed with Newmont

In May 2023, Newcrest entered into a binding scheme implementation deed (SID) with Newmont Corporation (Newmont) in relation to a proposal for Newmont to acquire 100% of the issued shares in Newcrest by way of a scheme of arrangement (Newmont Transaction).

Under the terms of the Newmont Transaction, Newcrest shareholders will be entitled to receive 0.400 Newmont shares for each Newcrest share held. In addition, Newcrest will be permitted to pay a franked special dividend of up to US$1.10 per share7 on or around the implementation of the scheme of arrangement.

The Newcrest Board unanimously recommends that shareholders vote in favour of the Newmont Transaction in the absence of a Superior Proposal (as defined in the SID), and subject to the Independent Expert concluding and continuing to conclude that the Newmont Transaction is in the best interest of shareholders.

The scheme of arrangement is subject to a number of conditions, including approval of Newcrest shareholders at a Scheme Meeting which is expected to be held in October 2023. If the Newmont Transaction is approved by Newcrest shareholders and the other conditions precedent are satisfied or waived, the Scheme is expected to be implemented by the end of 202322.

For further information see the release titled “Newcrest enters into binding scheme implementation deed with Newmont” dated 15 May 2023 which is available on www.asx.com.au under the code “NCM” and on Newcrest’s SEDAR profile.

. . .

Newcrest Mining Limited – Level 8, 600 St Kilda Road, Melbourne – www.newcrest.com – Quarterly Report to 30 June 2023	2

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the solicitation of proxies from Newmont’s stockholders in connection with the Newmont Transaction. In connection with the Newmont Transaction, Newmont intends to file relevant materials with the United States Securities and Exchange Commission (SEC), including Newmont’s proxy statement in preliminary and definitive form. Newcrest and Newmont intend for the Newmont Transaction to be implemented by means of a court-approved scheme of arrangement under Part 5.1 of the Corporations Act of 2001 (Cth), in which case the issuance of Newmont’s shares as consideration in the Newmont Transaction would not be expected to require registration under the U.S. Securities Act of 1933, as amended (Securities Act), pursuant to an exemption provided by Section 3(a)(10) of the Securities Act. INVESTORS AND STOCKHOLDERS OF NEWMONT ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING NEWMONT’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE NEWMONT TRANSACTION AND THE PARTIES TO THE NEWMONT TRANSACTION. Investors and stockholders will be able to obtain the proxy statement and any other documents (once available) free of charge through the SEC’s website at www.sec.gov. Investors and stockholders will be able to obtain those documents released by Newcrest to the ASX announcements platform free of charge at the ASX’s website at www.asx.com.au. Copies of the documents filed with the SEC by Newmont will be available free of charge on Newmont’s website at www.newmont.com. Copies of the documents filed with the SEC and the ASX by Newcrest will be available free of charge on Newcrest’s website at www.newcrest.com or the SEC’s website at www.sec.gov, as applicable.

Participants in the Solicitation

Newcrest, Newmont and their respective directors, executive officers and certain other members of management may be deemed to be “participants” in the solicitation of proxies from Newmont’s stockholders in respect of the Newmont Transaction. Information about Newmont’s directors and executive officers is set forth in Newmont’s proxy statement on Schedule 14A for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on 10 March 2023 and subsequent statements of changes in beneficial ownership on file with the SEC. Information about Newcrest’s directors and executive officers is set forth in Newcrest’s Annual Report for the year ended 30 June 2022 and its Annual Information Form dated 13 December 2022, as updated from time to time via announcements made by Newcrest on the ASX. These documents are available free of charge from the sources indicated above. Additional information regarding the interests of potential participants in the solicitation of proxies in connection with the Newmont Transaction, which may, in some cases, be different than those of Newmont’s stockholders generally, will also be included in Newmont’s proxy statement relating to the Newmont Transaction, when it becomes available.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction.

Forward Looking Statements

This document includes forward looking statements and forward looking information within the meaning of securities laws of applicable jurisdictions, including within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements contained in this communication to be covered by the safe harbor provisions of such securities laws. All statements other than statements of historical fact in this communication or referred to or incorporated by reference into this communication are “forward looking statements” for purposes of these sections. Forward looking statements can generally be identified by the use of words such as “may”, “will”, “expect”, “intend”, “plan”, “estimate”, “target”, “anticipate”, “believe”, “continue”, “objectives”, “outlook” and “guidance”, or other similar words and may include, without limitation, statements regarding estimated reserves and resources, internal rates of return, expansion, exploration and development activities and the specifications, targets, results, analyses, interpretations, benefits, costs and timing of such activities; certain plans, strategies, aspirations and objectives of management, anticipated production, sustainability initiatives, climate scenarios, dates for projects, reports, studies or construction, expected costs, cash flow or production outputs and anticipated productive lives of projects and mines. Newcrest continues to distinguish between outlook and guidance. Guidance statements relate to the current financial year. Outlook statements relate to years subsequent to the current financial year.

Newcrest Mining Limited – Level 8, 600 St Kilda Road, Melbourne – www.newcrest.com – Quarterly Report to 30 June 2023	3

These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause Newcrest’s actual results, performance, and achievements to differ materially from any future results, performance or achievements, expressed or implied by these forward looking statements. Relevant factors may include, but are not limited to, changes in commodity prices, foreign exchange fluctuations and general economic conditions, increased costs and demand for production inputs, the speculative nature of exploration and project development, including the risks of obtaining necessary licences and permits and diminishing quantities or grades of resources or reserves, political and social risks, changes to the regulatory framework within which Newcrest operates or may in the future operate, environmental conditions including extreme weather conditions, recruitment and retention of personnel, industrial relations issues and litigation. In addition, with respect to the Newmont Transaction, relevant factors may include, among others: (1) the risk that the Newmont Transaction may not be completed in a timely manner or at all, (2) the failure to receive, on a timely basis or otherwise, the required approvals of the Newmont Transaction by Newmont stockholders or Newcrest shareholders or the required approval of the scheme of arrangement by the Australian court, (3) the possibility that any or all of the various conditions to the consummation of the Newmont Transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals), (4) the possibility that competing offers or acquisition proposals for Newcrest or Newmont will be made, (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the SID, including in circumstances which would require Newcrest to pay a termination fee, (6) the effect of the announcement or pendency of the Newmont Transaction on Newcrest’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally, (7) risks related to diverting management’s attention from Newcrest’s ongoing business operations, (8) the risk of litigation in connection with the Newmont Transaction, including resulting expense or delay, and (9) (A) those risks discussed in Newcrest’s Annual Report for the year ended 30 June 2022 and its Annual Information Form dated 13 December 2022, and (B) those risks discussed in other documents Newcrest files with the ASX and the Canadian Securities Administrators. For further information as to the risks which may impact Newcrest’s results and performance, please see the risk factors discussed in the Operating and Financial Review included in the Appendix 4E and Annual Report for the year ended 30 June 2022 and the Annual Information Form dated 13 December 2022 which are available to view at www.asx.com.au under the code “NCM” and on Newcrest’s SEDAR profile.

Forward looking statements are based on management’s current expectations and reflect Newcrest’s good faith assumptions, judgements, estimates and other information available as at the date of this report and/or the date of Newcrest’s planning or scenario analysis processes as to the financial, market, regulatory and other relevant environments that will exist and affect Newcrest’s business and operations in the future. Newcrest does not give any assurance that the assumptions will prove to be correct. There may be other factors that could cause actual results or events not to be as anticipated, and many events are beyond the reasonable control of Newcrest. Readers are cautioned not to place undue reliance on forward looking statements, particularly in the current economic climate with the significant volatility, uncertainty and disruption caused by global events such as geopolitical tensions. Forward looking statements in this document speak only at the date of issue. Except as required by applicable laws or regulations, Newcrest does not undertake any obligation to publicly update or revise any of the forward looking statements or to advise of any change in assumptions on which any such statement is based.

Non-IFRS Financial Information

Newcrest’s results are reported under International Financial Reporting Standards (IFRS). This document includes certain non-IFRS financial information within the meaning of ASIC Regulatory Guide 230: ‘Disclosing non-IFRS financial information’ published by ASIC and ‘non-GAAP information’ within the meaning of National Instrument 52-112 – Non-GAAP and Other Financial Measures published by the Canadian Securities Administrator.

Such information includes All-In Sustaining Cost (AISC) and All-In Cost (AIC) as per updated World Gold Council Guidance Note on Non-GAAP Metrics released in November 2018. AISC will vary from period to period as a result of various factors including production performance, timing of sales and the level of sustaining capital and the relative contribution of each asset. AISC Margin reflects the average realised gold price less AISC per ounce sold.

These measures are used internally by Management to assess the performance of the business and make decisions on the allocation of resources and are included in this document to provide greater understanding of the underlying financial performance of Newcrest’s operations. The non-IFRS information has not been subject to audit or review by Newcrest’s external auditor and should be used in addition to IFRS information. Such non-IFRS financial information/non-GAAP financial measures do not have a standardised meaning prescribed by IFRS and may be calculated differently by other companies. Although Newcrest believes these non-IFRS/non-GAAP financial measures provide useful information to investors in measuring the financial performance and condition of its business, investors are cautioned not to place undue reliance on any non-IFRS financial information/non-GAAP financial measures included in this document. When reviewing business performance, this non-IFRS information should be used in addition to, and not as a replacement of, measures prepared in accordance with IFRS, available on Newcrest’s website and the ASX and SEDAR platforms.

Ore Reserves, Mineral Reserves and Mineral Resources Reporting Requirements

As an Australian Company with securities listed on the Australian Securities Exchange (ASX), Newcrest is subject to Australian disclosure requirements and standards, including the requirements of the Corporations Act 2001 and the ASX. Investors should note that it is a requirement of the ASX Listing Rules that the reporting of Ore Reserves and Mineral Resources in Australia is in accordance with the 2012 Edition of the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (the JORC Code) and that Newcrest’s Ore Reserve and Mineral Resource estimates and reporting comply with the JORC Code.

Newcrest is also subject to certain Canadian disclosure requirements and standards, as a result of its secondary listing on the Toronto Stock Exchange (TSX), including the requirements of National Instrument 43-101 – Standards of Disclosure for Mineral Projects (NI 43-101). Investors should note that it is a requirement of Canadian securities law that the reporting of Mineral Reserves and Mineral Resources in Canada and the disclosure of scientific and technical information concerning a mineral project on a property material to Newcrest comply with NI 43-101.

Newcrest’s material properties are currently Cadia, Lihir, Red Chris and Wafi-Golpu. Copies of the NI 43-101 Reports for Cadia, Lihir and Wafi-Golpu, which were released on 14 October 2020, and Red Chris, which was released on 30 November 2021, are available at www.newcrest.com and on Newcrest’s SEDAR profile.

Newcrest Mining Limited – Level 8, 600 St Kilda Road, Melbourne – www.newcrest.com – Quarterly Report to 30 June 2023	4

Technical and Scientific Information

The technical and scientific information contained in this document relating to Cadia, Lihir and Red Chris were reviewed and approved by Craig Jones, Newcrest’s Interim Chief Operating Officer, FAusIMM and a Qualified Person as defined in NI 43-101.

Reliance on Third-Party Information

This document contains information that has been obtained from third parties and has not been independently verified, including estimates and actual outcomes that relate to production and AISC for Fruta del Norte. No representation or warranty is made as to the accuracy, completeness or reliability of the information. This document should not be relied upon as a recommendation or forecast by Newcrest.

Long Term Outlook

Newcrest released an indicative longer-term outlook in October 2021 based on the findings of the Cadia PC1-2 Pre-Feasibility Study dated 19 August 2021, and the Red Chris Block Cave, Havieron Stage 1 and Lihir Phase 14A Pre-Feasibility Studies dated 12 October 2021. The PFS findings are indicative only, subject to an accuracy range of ±25% and should not be construed as guidance. Newcrest released the Cadia PC1-2 Feasibility Study on 11 November 2022 and the Lihir Phase 14A Feasibility Study on 25 January 2023. Newcrest is currently progressing the other studies through the Feasibility Stage, which will take into account revised inflationary expectations and updated project economics. As a result, it is expected that the indicative longer-term outlook will be updated on completion of the remaining studies.

Authorised by the Newcrest Disclosure Committee

For further information please contact

Investor Enquires		North American Investor Enquiries
Tom Dixon	Rebecca Lay	Vlada Cvijetinovic
+61 3 9522 5570	+61 3 9522 5298	+1 604 335 9202
+61 450 541 389	+61 438 355 511	+1 604 240 2998
Tom.Dixon@newcrest.com.au	Rebecca.Lay@newcrest.com.au	Vlada.Cvijetinovic@newcrest.com.au

Media Enquiries
Celina Watt
+61 3 9522 4264
+61 436 677 220
Celina.Watt@newcrest.com.au

This information is available on our website at www.newcrest.com

Newcrest Mining Limited – Level 8, 600 St Kilda Road, Melbourne – www.newcrest.com – Quarterly Report to 30 June 2023	5

Appendix

. . .

Endnotes

[1]	See information under heading “Non-IFRS Financial Information” on Page 17 of this report for further information.

. . .

[6]
In the absence of a Superior Proposal (as defined in the Scheme Implementation Deed), and subject to the Independent Expert concluding and continuing to conclude that the Newmont Transaction is in the best interests of Newcrest shareholders.

[7]
Newcrest expects to have sufficient franking credits available to frank a dividend to an amount of US$1.10 per share. The franking of the special dividend amount is subject to change based on timing of completion of the transaction, business performance, foreign exchange movements and ATO ruling.

. . .

[22]	The Scheme implementation date is indicative and may be subject to change due to a range of factors, including (but not limited to) the expected timing of necessary regulatory approvals.

. . .

Newcrest Mining Limited – Level 8, 600 St Kilda Road, Melbourne – www.newcrest.com – Quarterly Report to 30 June 2023	6